As filed with the Securities and Exchange Commission on February 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	84-1070932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 North 28th Way, Hollywood, FL	33020
(Address of principal executive offices)	(Zip code)

Vapor Corp. 2015 Equity Incentive Plan

(Full title of the plan)

Jeffrey E. Holman

Chief Executive Officer

Vapor Corp.

3800 North 28th Way

Hollywood, Florida 33020

(888) 482-7671

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin T. Schrier

Cozen O’Connor

200 South Biscayne Blvd.

Suite 4410

Miami, FL 33131

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share, issuable under the Vapor Corp. 2015 Equity Incentive Plan	100,000,000,000	$0.0001	$10,000,000	$1,159.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in Rule 457(c) and (h) under the Securities Act and is based upon the average of high and low prices of our common stock reported by the OTC Bulletin Pink Sheets on February 7, 2017, a date within five business days prior to the date of the filing of this registration statement.

Explanatory Note

On November 21, 2016, our Board of Directors approved an amendment to our 2015 Equity Incentive Plan (which we refer to herein as the Plan) to increase the number of shares of our common stock reserved for future awards under the Plan to 100,000,000,000. Following the amendment, a total of 17,000,000,000 shares were available for future awards under the Plan.

This Registration Statement on Form S-8 of Vapor Corp. (the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (which we refer to herein as the Securities Act) to:

●	Register 100,000,000,000 shares of our common stock, par value $0.0001 per share, issuable pursuant to the Plan; and

●	Include a reoffer prospectus that forms a part of this Registration Statement relating to the resale of “control securities” and/or “restricted securities” that have been or will be acquired under the Plan by certain of our officers and directors, who are the selling stockholders identified in the reoffer prospectus.

The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3. The 100,000,000,000 shares included in the reoffer prospectus are the number of shares of our common stock underlying options or shares of restricted stock that have been or may be acquired by the selling stockholders under the Plan.

Accordingly, (i) the reoffer prospectus included herein is a combined prospectus with the reoffer prospectus included as part of this Registration Statement, and (ii) this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

Vapor Corp.

100,000,000,000 Shares of Common Stock

This reoffer prospectus relates to the public resale of up to 100,000,000,000 shares of our common stock, par value $0.0001 per share, that have been or may be acquired by certain of our prior, current and future officers, directors, employees and consultants (or any of their respective assigns) (who we refer to herein as the selling stockholders) under our Equity Incentive Plan, which we refer to herein as the Plan. We will not receive any proceeds from the sale of the shares hereunder. However, we will receive the proceeds, if any, from the exercise of the options granted under the Plans.

The selling stockholders (which includes our officers and directors) may offer for sale or sell the shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. The selling stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in which event any profit on the sale of shares by those selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. We will bear all expenses incurred in connection with this offering, other than discounts, concessions and commissions which are to be borne by the selling stockholders.

Our common stock is quoted on the OTC Pink Sheets under the symbol “VPCO.” On February 7, 2017, the closing sales price for our common stock on the OTC Pink Sheets was $0.0001 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 8, 2017.

You should rely only upon the information contained in this reoffer prospectus and the registration statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This reoffer prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this reoffer prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this reoffer prospectus constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

All forward-looking statements included in this reoffer prospectus are based on information available to us on the date of this reoffer prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this reoffer prospectus.

USE OF PROCEEDS

The shares which may be sold pursuant to this reoffer prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will receive proceeds if options currently outstanding or hereafter granted are exercised. If exercised, such funds will be available to us for working capital and general corporate purposes. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by that stockholder.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the shares of our common stock that are being registered for reoffers and resale by selling stockholders who have acquired or may acquire shares pursuant to the Plan. Offers and sales by selling stockholders who are our “affiliates” (as such term is defined in Rule 405 under the Securities Act) are also covered by this reoffer prospectus.

1

The selling stockholders are our current and former directors and officers (or any of their respective assigns) who have acquired or may acquire in the future shares of our common stock under the Plans. The selling stockholders may, from time to time, resell all or a portion of the shares of our common stock covered by this reoffer prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus. The address for each of the selling stockholders listed below is c/o Vapor Corp., 3800 North 28th Way, Hollywood, FL 33020. Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.

The following table sets forth information, as of February 6, 2017, with respect to ownership of our common stock by each selling stockholder whose identity is known as of the date of this reoffer prospectus:

Name	Position	Number of Shares Owned Prior to the Offering(1)		Number of Shares Included in this Offering(2)	Number of Shares to be Owned After Completion of the Offering(3)	Percentage of Shares to be Owned After Completion of the Offering(4)

Jeffrey Holman	CEO	50,000,000,000	1(5)	50,000,000,000	1	*
Christopher Santi	President and COO	25,000,000,000	(5)	25,000,000,000	-	-
John Ollet	CFO	1,000,000,000		1,000,000,000	-	-
Clifford Friedman	Director	1,000,000,000	(6)	1,000,000,000	-	-
Anthony Panariello	Director	1,000,000,000	(6)	1,000,000,000	-	-
TOTAL		78,000,000,001		78,000,000,000	1	*

* Less than one percent

(1)	The shares owned by a person include shares owned by the individual as well as shares exercisable upon the exercise of options granted to the selling stockholder under the Plans, whether or not such options vest or become exercisable (as applicable) within 60 days of the date of this reoffer prospectus.
(2)	The amounts for each selling stockholder assume full vesting and exercise of all outstanding options to purchase common stock held by such selling stockholder.
(3)	Assumes that all shares offered hereby are sold but no other securities held by selling stockholders are sold.
(4)	This table has been prepared based on 17,575,709,846 shares of common stock outstanding as of February 6, 2017.
(5)	Includes shares of common stock issuable upon the exercise of options which contain a blocker provision which currently provides that the options may be exercised only to a point where the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own a maximum of 19.99% of the Company’s outstanding shares of common stock.
(6)	Includes shares of common stock issuable upon the exercise of options which contain a blocker provision which currently provides that the options may be exercised only to a point where the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own a maximum of 4.99% of the Company’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders;

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the

2

date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on a stock exchange (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on a stock exchange; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock of the selling stockholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities

3

under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the shares of common stock being offered herein has been passed upon for us by Cozen O’Connor, Miami, Florida.

EXPERTS

The consolidated financial statements of Vapor Corp. as of December 31, 2015 and 2014 and for the years then ended have been incorporated by reference herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Ada’s Whole Food Market LLC as of December 31, 2015 and 2014 and for the years then ended have been incorporated by reference herein in reliance upon the report of Marcum LLP, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by us with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference, except as superseded or modified herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on April 8, 2016;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as filed with the SEC on May 16, 2016, August 15, 2016 and November 14, 2016, respectively;

●	our Current Reports on Form 8-K as filed with the Commission on October 10, 2016, December 5, 2016, December 6, 2016, December 7, 2017, December 15, 2017, December 21, 2017, January 5, 2017, January 10, 2017, January 18, 2017, January 19, 2017, January 21, 2017 and February 3, 2017; and

●	the description of our common stock contained in our Registration Statement on Form S-1/A, initially filed with the SEC on January 16, 2014, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

4

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You can read and copy the reports, proxy statements and other information filed by us with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This reoffer prospectus constitutes part of the Registration Statement on Form S-8 filed on the date hereof by us with the SEC under the Securities Act. This reoffer prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the SEC. You should refer to the full Registration Statement for further information with respect to us and our common stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

VAPOR CORP.

100,000,000,000 shares of

Common Stock

REOFFER PROSPECTUS

February 8, 2017

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

The following documents, heretofore filed by us with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference, except as superseded or modified herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on April 8, 2016;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as filed with the SEC on May 16, 2016, August 15, 2016 and November 14, 2016, respectively; and

●	our Current Reports on Form 8-K as filed with the Commission on October 10, 2016, December 5, 2016, December 6, 2016, December 7, 2017, December 15, 2017, December 21, 2017, January 5, 2017, January 10, 2017, January 18, 2017, January 19, 2017, January 21, 2017 and February 3, 2017; and

●	the description of our common stock contained in our Registration Statement on Form S-1/A, initially filed with the SEC on January 16, 2014, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Under the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant’s certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to the Registrant’s bylaws, the Registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Registrant’s bylaws or otherwise.

6

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant has purchased directors’ and officers’ liability insurance covering its directors and officers in amounts customary for similarly situated companies.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the index on the page immediately following the signature page hereto, which index is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement

7

relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 8, 2017.

VAPOR CORP.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey E. Holman and John A. Ollet, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey E. Holman	Chief Executive Officer	February 8, 2017
Jeffrey E. Holman	(Principal Executive Officer) and Director

/s/ John A. Ollet	Chief Financial Officer	February 8, 2017
John A. Ollet	(Principal Financial and Accounting Officer)

/s/ Clifford J. Freidman	Director	February 8, 2017
Clifford J. Freidman

/s/ Anthony Panierello	Director	February 8, 2017
Anthony Panierello

9

INDEX TO EXHIBITS

Number	Description
3.1	Certificate of Incorporation of Vapor Corp., as amended (1)
3.2	By-Laws of Vapor Corp., as amended (2)
3.3	Certificate of Designation of a Series A Convertible Preferred Stock (3)
4.1	Vapor Corp. 2015 Equity Incentive Plan (4)
4.2*	Amendment to Vapor Corp. 2015 Equity Incentive Plan
5.1*	Opinion of Cozen O’Connor
23.1*	Consent of Cozen O’Connor (contained in Exhibit 5.1)
23.2*	Consent of Marcum LLP
23.3*	Consent of Marcum LLP
23.4*	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith

(1)	Filed as exhibit to Form 8-K filed on December 31, 2013, as amended by exhibit to Form 8-K filed on August 5, 2016 and incorporated herein by reference
(2)	Filed as exhibit to Form 8-K filed on December 31, 2013 and incorporated herein by reference
(3)	Filed as exhibit to Form 8-K filed on July 28, 2015 and incorporated herein by reference
(4)	Filed as exhibit to Form S-1 filed on June 1, 2015 and incorporated herein by reference

10